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                                                                    Exhibit 23.3


                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in the Registration Statement (Form S-8 33-______), pertaining to the 1999 Incentive Stock Plan of AXENT Technologies, Inc., of our report dated March 17, 2000, with respect to the consolidated financial statements and schedule of AXENT Technologies, Inc. included in AXENT Technologies, Inc.'s Annual Report (Form 10-K) for the year ended December 31, 1999 filed with the Securities and Exchange Commission.


                                        /s/ Ernst & Young LLP
                                        ------------------------------
                                        Ernst & Young LLP

McLean, Virginia
September 15, 2000